UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2010
Hypercom Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-13521	86-0828608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8888 East Raintree Drive Suite 300 Scottsdale, Arizona		85260
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 480-642-5000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 10, 2010, we held our Annual Meeting of Stockholders at which our stockholders elected three Class I Directors for a term of two years. All nominees for election as Class I Directors were unopposed and elected as follows:

Election of Directors

Nominee	For	Withheld	Abstentions	Broker Non-Votes
Daniel D. Diethelm	32,506,064	1,058,984	—	10,646,286
Norman Stout	31,810,046	1,755,002	—	10,646,286
Philippe Tartavull	32,446,564	1,118,484	—	10,646,286

As Class II directors, Johann J. Dreyer, Keith B. Geeslin, Ian K. Marsh, and Phillip J. Riese, continued to serve after our 2010 Annual Meeting of Stockholders. Their terms will expire at the 2011 Annual Meeting of Stockholders.

In addition, our stockholders approved the adoption of the Hypercom Corporation 2010 Equity Incentive Plan. The results were as follows:

Approval of Hypercom Corporation 2010 Equity Incentive Plan
For	Against	Abstain	Broker Non-Votes
20,805,591	10,386,366	2,373,091	10,646,286

Finally, our stockholders ratified the selection of Ernst & Young as our independent auditor for the fiscal year ending December 31, 2010. The results were as follows:

Ratification of Ernst & Young as independent auditor for 2010

For	Against	Abstain	Broker Non-Votes
43,653,208	520,718	37,408	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 11, 2010	Hypercom Corporation

By:	/s/ Douglas J. Reich
Name:	Douglas J. Reich
Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary